As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EyeGate Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0443284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

EyeGate Pharmaceuticals, Inc. 2014 Equity Incentive Plan

 (Full title of the plan)

Stephen From
President and Chief Executive Officer
EyeGate Pharmaceuticals, Inc.
271 Waverley Oaks Road
Suite 108
Waltham, MA 02452

(Name and address of agent for service)

(781) 788-9043

(Telephone number, including area code, of agent for service)

Copies to:

Stephen D. Brook

Robert A. Petitt
Burns & Levinson LLP
125 High Street
Boston, MA 02110
Telephone: (617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company .. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.01 par value per share
—Reserved for future issuance under the 2014 Equity Incentive Plan	23,333	(2)	$4.18	(3)	$97,532	(3)	$13

(1)	This Registration Statement relates to an automatic increase of 23,333 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) to the number of shares of Common Stock available for issuance on January 1, 2020 pursuant to an “evergreen” provision under the Registrant’s 2014 Equity Incentive Plan (as amended, the “2014 Plan”), plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the 2014 Plan in the event of a stock dividend, stock split other similar event.
(2)	The Company previously filed a Registration Statement on Form S-8 on February 20, 2015 (SEC File No. 333-202207), registering the issuance of 48,573 shares of Common Stock under the 2014 Plan; a Registration Statement on Form S-8 on February 9, 2016 (SEC File No. 333-209441), registering the issuance of 20,419 additional shares under the 2014 Plan; Registration Statement on Form S-8 on February 24, 2017 (SEC File No. 333-216227), registering the issuance of 27,016 additional shares under the 2014 Plan; a Registration Statement on Form S-8 on March 2, 2018 (SEC File No. 333-223431), registering, among other things, the issuance of 40,000 additional shares under the 2014 Plan; and a Registration Statement on Form S-8 on May 3, 2019 (SEC File No. 333-231207), registering the issuance of 23,333 additional shares under the 2014 Plan.
(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Capital Market on August 4, 2020 with respect to trading under the ticker symbol “EYEG”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by EyeGate Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), relates to 23,333 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2014 Equity Incentive Plan (as amended, the “2014 Plan”) that have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2014 Plan, which provides that the total number of shares subject to such plan will be increased on January 1 of each of the ten (10) calendar years during the term of the 2014 Plan pursuant to a specified formula.

The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the 2014 Plan that were registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2015 (SEC File No. 333-202207), on February 9, 2016 (SEC File No. 333-209441), on February 24, 2017 (SEC File No. 333-216227), on March 2, 2018 (SEC File No. 333-223431), and on May 3, 2019 (SEC File No. 333-231207) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 4, 2020 pursuant to Section 13 of the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 001-36672) filed with the Commission on July 30, 2015 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 6th day of August, 2020.

EYEGATE PHARMACEUTICALS, Inc.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen From, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen From	President, Chief Executive Officer and Director	August 6, 2020
Stephen From	(principal executive officer)

/s/ Sarah Romano	Chief Financial Officer	August 6, 2020
Sarah Romano	(principal financial and accounting officer)

/s/ Paul Chaney	Chairman	August 6, 2020
Paul Chaney

/s/ Steven J. Boyd	Director	August 6, 2020
Steven J. Boyd

/s/ Morton Goldberg	Director	August 6, 2020
Morton Goldberg

/s/ Thomas E. Hancock	Director	August 6, 2020
Thomas E. Hancock

/s/ I. Keith Maher	Director	August 6, 2020
I. Keith Maher

/s/ Bernard Malfroy-Camine	Director	August 6, 2020
Bernard Malfroy-Camine

/s/ Praveen Tyle	Director	August 6, 2020
Praveen Tyle

 INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of Registrant

4.2(2)	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant, filed July 10, 2018

4.3(3)	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant, filed August 28, 2019

4.4(4)	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant, filed June 25, 2020

4.3(5)	Amended and Restated Bylaws of Registrant

4.4(6)	Specimen common stock certificate of Registrant

4.5(7)	2014 Equity Incentive Plan, as amended

5.1	Opinion of Burns & Levinson LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the SEC on February 20, 2015.
(2)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed with the SEC on July 11, 2018.
(3)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the SEC on August 29, 2019.
(4)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2020.
(5)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed with the SEC on February 20, 2015.
(6)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-197725) filed with the SEC on August 29, 2014.
(7)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2018.